EXHIBIT 24.1

CERTIFICATE OF SECRETARY OF

TOYOTA AUTO FINANCE RECEIVABLES LLC

I, Stephen Howard, do hereby certify that I am the Secretary of Toyota Auto Finance Receivables LLC, a Delaware limited liability company (the “Company”), and further certify that:

1.           Christopher Ballinger, Ichiro Yajima, Stephen Howard, James B. O’Neill and Ruth K. Lavelle are the members of the Company’s Board of Managers (the “Board of Managers”); and

2.           Exhibit A, attached hereto, is a true excerpt of the resolutions of the Board of Managers, duly adopted by the unanimous written consent of the Board of Managers on March 27, 2009, relating to the limited powers of attorney granted by the members of the Board of Managers to Chris Ballinger, Ichiro Yajima and Stephen Howard, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof.

[Remainder of Page Intentionally Left Blank]

(Secretary’s Certificate - Power of Attorney)

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of May, 2009.

/s/ Stephen Howard
Name:	Stephen Howard
Title:	Secretary

I, Christopher Ballinger, President of Toyota Auto Finance Receivables LLC, hereby certify that Stephen Howard is the duly elected, qualified and acting Secretary of Toyota Auto Finance Receivables LLC and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/ Christopher Ballinger
Name:	Christopher Ballinger
Title:	President

Dated: May 12, 2009

Exhibit A

Unanimous Written Consent of the

Board of Directors,

duly adopted on March 27, 2009

RESOLVED FURTHER, that each of the undersigned constitutes and appoints Chris Ballinger, Ichiro Yajima and Stephen Howard as his lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to (i) sign and file any such Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, with any exhibits thereto, and any Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission granting to said Attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith and (ii) to take any and all actions and to execute and deliver any and all documents in connection therewith; and hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof;

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of the Board of Managers as of the date first set forth above, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a meeting of the Board of Managers of the Company duly called and held.

                         /s/ Christopher Ballinger

Christopher Ballinger

Manager

                         /s/ Ichiro Yajima

Ichiro Yajima

Manager

                         /s/ Stephen Howard

Stephen Howard

Manager

                         /s/ James B. O’Neill

James B. O’Neill

Manager

                         /s/ Ruth K. Lavelle

Ruth K. Lavelle

Manager

(Secretary’s Certificate - Power of Attorney – Exhibit A)